UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2007

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Agreement

On February 2, 2007 a Loan Agreement (“Loan Agreement”) dated as of January 30, 2007, became effective by and between East Garrison Partners I, a California limited liability company (“Borrower”) and Residential Funding Company, LLC, a Delaware limited liability company (“Lender”). Lyon East Garrison Company I, LLC, (“Lyon East Garrison”), a wholly-owned subsidiary of William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (the “Registrant”), is a Co-Managing Member of Borrower. Borrower has applied to Lender for a revolving loan in the principal amount of $75,000,000 (the “Loan”) to finance the acquisition and development of that certain residential housing community commonly known as East Garrison (the “Project”) that Borrower anticipates undertaking. Lender is willing to make the requested loan upon and subject to the terms and conditions set forth in this Loan Agreement. The Loan Agreement has a maximum loan amount of $75,000,000 from January 30, 2007 through January 30, 2009, $35,000,000 thereafter through January 30, 2010, $15,000,000 thereafter through January 30, 2011, and $0 thereafter, which amounts may be adjusted pursuant to the provisions of the Loan Agreement, provided that the loan amount may not at any time exceed $75,000,000. The Loan Agreement matures on January 30, 2011. Interest on the loan is payable at the Prime Rate plus 0.5% (8.75% on February 1, 2007). Borrower is subject to a commitment fee of 0.5% of the loan amount per annum, paid quarterly.

In connection with the Loan Agreement, California Lyon entered into two types of “completion guaranties:” (1) a Completion Guaranty pursuant to which California Lyon and certain other guarantors jointly and severally agree to complete development of any phase of the Project on which construction has been commenced at a time that Borrower defaults under the Loan Agreement, and (2) three Affordable Housing Completion Guaranties pursuant to which Lyon California agreed to complete construction of these affordable housing components of the Project if the affordable housing developers (who are unrelated to Borrower or Lyon California) default in their obligations to complete those components.

The Loan Agreement and Completion Guaranty are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the respective Loan Agreement. Any information disclosed in this Current Report on Form 8-K or the exhibit hereto shall not be construed as an admission that such information is material.

The terms of the loan agreement were established in arms-length negotiations with Lender. Lender also acts as a lender under a separate credit facility with California Lyon. In addition, lender and its affiliates may act as lenders to the Registrant and its affiliates in the future. They receive, and expect to receive, customary fees for these services.

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Item 2.03	Creation of a Direct Financial Obligation.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement dated as of January 30, 2007, by and between East Garrison Partners I, a California limited liability company, and Residential Funding Company, LLC, a Delaware limited liability company.

10.2	Completion Guaranty dated as of January 30, 2007, by and between California Lyon and other guarantors in favor of Residential Funding Company, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES
Dated February 8, 2007

	By:	/s/ Michael D. Grubbs
Michael D. Grubbs
Senior Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description
10.1	Loan Agreement dated as of January 30, 2007, by and between East Garrison Partners I, a California limited liability company, and Residential Funding Company, LLC, a Delaware limited liability company.

10.2	Completion Guaranty dated as of January 30, 2007, by and between California Lyon and other guarantors in favor of Residential Funding Company, LLC.

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